Exhibit 99.1

LKQ Corporation Announces Pricing of $1.4 Billion Senior Unsecured Notes

Chicago, IL (May 15, 2023) -- LKQ Corporation (Nasdaq: LKQ) announced today that it has priced its offering of $1.4 billion aggregate principal amount of senior unsecured notes, consisting of $800 million aggregate principal amount of 5.75% senior notes due 2028 (the “2028 notes”) and $600 million aggregate principal amount of 6.25% senior notes due 2033 (the “2033 notes” and together with the 2028 notes, the “notes”). The offering is expected to close on or about May 24, 2023, subject to the satisfaction of customary closing conditions.

The notes of both series will be fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries. The Company intends to use the net proceeds from the offering, together with borrowings under its CAD 700 million term loan credit agreement, to finance a portion of the consideration payable by the Company in connection with its previously announced acquisition of Uni-Select Inc. (“Uni-Select”), including repaying existing Uni-Select indebtedness, to pay associated fees and expenses, and for general corporate purposes. If the Uni-Select acquisition is not consummated or terminated, in each case, on or prior to November 27, 2023 (subject to extension in certain circumstances), the Company will be required to redeem the 2033 notes at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest. The closing of the offering is not contingent on the closing of the acquisition.

The notes and the guarantees have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Company has agreed to file with the Securities and Exchange Commission an exchange registration statement with respect to an exchange offer for the notes or a shelf registration statement for the resale of the notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, and shall not constitute an offer, solicitation or sale of such notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About LKQ Corporation

LKQ Corporation is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include expectations, beliefs, hopes, intentions or strategies regarding our future, including with respect to the pending offering of the senior notes and our ability to complete such offering and our intentions with regard to the use of the net proceeds from the offering. Forward looking statements are subject to risks, uncertainties and other factors some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors. Some of such risks, uncertainties and other factors are described in our Form 10-K for the year ended December 31, 2022, in our Form 10-Q for the three-month period ended March 31, 2023, and in other documents we file with the Securities and Exchange Commission from time to time. We assume no obligation to publicly update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, except as required by law.

Contact:
Joseph P. Boutross – Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com